EXHIBIT 32

Certification of Periodic Financial Report

(Section 906 Certification)

Suzanne Dondanville and Beth Sanders hereby certify as follows:

1. They are the Interim Chief Executive Officer and the Chief Financial Officer, respectively, of 1st Centennial Bancorp.

2. The Form 10-Q of 1st Centennial Bancorp for the quarter ended September 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of 1st Centennial Bancorp.

Date: November 10, 2008	/s/ Suzanne Dondanville
Suzanne Dondanville, Interim President and Chief Executive
Officer

Date: November 10, 2008	/s/ Beth Sanders
Beth Sanders, Chief Financial Officer